Exhibit 99.1

Datadog Announces First Quarter 2024 Financial Results

May 7, 2024

First quarter revenue grew 27% year-over-year to $611 million
Strong growth of larger customers, with about 3,340 $100k+ ARR customers, up from about 2,910 a year ago
Announced general availability of Bits AI for Incident Management, Event Management, Error Tracking for Logs, and Mobile App Testing

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its first quarter ended March 31, 2024.
"Datadog executed solidly in the first quarter, with 27% year-over-year revenue growth and continued product innovation across our platform," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, "Companies of every industry and size are deploying new technologies to deliver better customer experiences and business outcomes. At Datadog, we're focused on helping our customers observe, secure, and take action on their complex systems, so they can migrate to cloud and modern DevOps with confidence."
First Quarter 2024 Financial Highlights:
•Revenue was $611 million, an increase of 27% year-over-year.
•GAAP operating income was $12 million; GAAP operating margin was 2%.
•Non-GAAP operating income was $164 million; non-GAAP operating margin was 27%.
•GAAP net income per diluted share was $0.12; non-GAAP net income per diluted share was $0.44.
•Operating cash flow was $212 million, with free cash flow of $187 million.
•Cash, cash equivalents, and marketable securities were $2.8 billion as of March 31, 2024.
First Quarter & Recent Business Highlights:
•As of March 31, 2024, we had about 3,340 customers with ARR of $100,000 or more, an increase of 15% from about 2,910 as of March 31, 2023.

•Announcing that Amit Agarwal will be stepping down as President. Agarwal will remain in his role until the end of 2024 to ensure continuity and a successful transition. After his departure, Agarwal is expected to join the Datadog Board of Directors.
•Announced the general availability of IT Event Management, an addition to our suite of AIOps capabilities. With Event Management, Datadog intelligently consolidates, correlates and enriches event alerts from Datadog and third-party tools into one consistent view so teams get the full context of an incident and can proactively discover, understand and resolve issues.
•Published our annual State of DevSecOps 2024 report. The report found that a surprising amount of organizations aren't embracing automation when it comes to securing cloud deployments.
•Received the Google Cloud Technology Partner of the Year awards for: AppDev - CloudOps and Marketplace - Infrastructure. This is the second consecutive year Datadog has been recognized for its achievements in the Google Cloud ecosystem, providing joint customers with unified, real-time observability and security of their Google Cloud environments.
•Announced the return of DASH, Datadog's annual user conference, to New York City. The conference will take place June 25-26, 2024 at North Javits Center in New York City.
Second Quarter and Full Year 2024 Outlook:
Based on information as of today, May 7, 2024, Datadog is providing the following guidance:
•Second Quarter 2024 Outlook:
◦Revenue between $620 million and $624 million.
◦Non-GAAP operating income between $134 million and $138 million.
◦Non-GAAP net income per share between $0.34 and $0.36, assuming approximately 360 million weighted average diluted shares outstanding.
•Full Year 2024 Outlook:
◦Revenue between $2.59 billion and $2.61 billion.
◦Non-GAAP operating income between $585 million and $605 million.
◦Non-GAAP net income per share between $1.51 and $1.57, assuming approximately 361 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the first quarter of 2024 and outlook for the second quarter and the full year 2024
•When: May 7, 2024 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security and many other capabilities to provide unified, real-time observability and security for our customers' entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, net interest and other income, investments and capital expenditures, and Datadog’s future financial performance, including its outlook for the second quarter and the full year 2024 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 24, 2024. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) amortization of issuance costs; and (5) an assumed provision for income taxes based on our long-term projected tax rate. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In June 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$611,253	$481,714
Cost of revenue (1)(2)(3)	110,098	99,914
Gross profit	501,155	381,800
Operating expenses:
Research and development (1)(3)	269,988	229,478
Sales and marketing (1)(2)(3)	173,881	144,971
General and administrative (1)(3)	45,290	42,321
Total operating expenses	489,159	416,770
Operating income (loss)	11,996	(34,970)
Other income (loss):
Interest expense (4)	(1,374)	(2,181)
Interest income and other income, net	35,563	16,727
Other income, net	34,189	14,546
Income (loss) before provision for income taxes	46,185	(20,424)
Provision for income taxes	3,554	3,662
Net income (loss)	$42,631	$(24,086)
Net income (loss) per share - basic	$0.13	$(0.08)
Net income (loss) per share - diluted	$0.12	$(0.08)
Weighted average shares used in calculating net income (loss) per share:
Basic	331,806	319,286
Diluted	355,979	319,286

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$5,527	$3,725
Research and development	88,413	74,703
Sales and marketing	28,531	23,014
General and administrative	12,562	11,286
Total	$135,033	$112,728

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$2,027	$2,016
Sales and marketing	205	203
Total	$2,232	$2,219

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$192	$60
Research and development	10,819	4,593
Sales and marketing	2,153	775
General and administrative	2,057	965
Total	$15,221	$6,393

(4) Includes amortization of issuance costs as follows:
Interest expense	$850	$845
Total	$850	$845

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$282,218	$330,339
Marketable securities	2,499,151	2,252,559
Accounts receivable, net of allowance for credit losses of $12,362 and $12,096 as of March 31, 2024 and December 31, 2023, respectively	451,057	509,279
Deferred contract costs, current	46,391	44,938
Prepaid expenses and other current assets	54,846	41,022
Total current assets	3,333,663	3,178,137
Property and equipment, net	182,419	171,872
Operating lease assets	173,270	126,562
Goodwill	351,437	352,694
Intangible assets, net	7,312	9,617
Deferred contract costs, non-current	73,067	73,728
Other assets	20,298	23,462
TOTAL ASSETS	$4,141,466	$3,936,072
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$64,316	$87,712
Accrued expenses and other current liabilities	117,412	127,631
Operating lease liabilities, current	23,591	21,974
Deferred revenue, current	767,474	765,735
Total current liabilities	972,793	1,003,052
Operating lease liabilities, non-current	190,891	138,128
Convertible senior notes, net	743,085	742,235
Deferred revenue, non-current	26,191	21,210
Other liabilities	6,151	6,093
Total liabilities	1,939,111	1,910,718
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	2,321,119	2,181,267
Accumulated other comprehensive loss	(7,700)	(2,218)
Accumulated deficit	(111,067)	(153,698)
Total stockholders’ equity	2,202,355	2,025,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,141,466	$3,936,072

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$42,631	$(24,086)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,895	10,275
(Accretion) amortization of (discounts) premiums on marketable securities	(14,126)	(5,195)
Amortization of issuance costs	850	845
Amortization of deferred contract costs	11,844	8,648
Stock-based compensation, net of amounts capitalized	135,033	112,728
Non-cash lease expense	6,810	5,944
Allowance for credit losses on accounts receivable	2,732	3,732
Loss on disposal of property and equipment	43	88
Changes in operating assets and liabilities:
Accounts receivable, net	55,490	28,773
Deferred contract costs	(12,636)	(11,750)
Prepaid expenses and other current assets	(14,075)	(15,810)
Other assets	2,614	164
Accounts payable	(17,122)	18,545
Accrued expenses and other liabilities	(7,433)	(28,080)
Deferred revenue	6,720	28,966
Net cash provided by operating activities	212,270	133,787
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(637,351)	(757,787)
Maturities of marketable securities	401,666	497,648
Proceeds from sale of marketable securities	—	21,341
Purchases of property and equipment	(14,158)	(8,739)
Capitalized software development costs	(11,365)	(8,711)
Net cash used in investing activities	(261,208)	(256,248)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,191	2,098
Net cash provided by financing activities	2,191	2,098

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,374)	623

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(48,121)	(119,740)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	330,339	342,288
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$282,218	$222,548

RECONCILIATION OF CASH AND CASH EQUIVALENTS WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$282,218	$222,548
Total cash and cash equivalents	$282,218	$222,548

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$501,155	$381,800
Plus: Stock-based compensation expense	5,527	3,725
Plus: Amortization of acquired intangibles	2,027	2,016
Plus: Employer payroll taxes on employee stock transactions	192	60
Non-GAAP gross profit	$508,901	$387,601
GAAP gross margin	82%	79%
Non-GAAP gross margin	83%	80%

Reconciliation of operating expenses
GAAP research and development	$269,988	$229,478
Less: Stock-based compensation expense	(88,413)	(74,703)
Less: Employer payroll taxes on employee stock transactions	(10,819)	(4,593)
Non-GAAP research and development	$170,756	$150,182

GAAP sales and marketing	$173,881	$144,971
Less: Stock-based compensation expense	(28,531)	(23,014)
Less: Amortization of acquired intangibles	(205)	(203)
Less: Employer payroll taxes on employee stock transactions	(2,153)	(775)
Non-GAAP sales and marketing	$142,992	$120,979

GAAP general and administrative	$45,290	$42,321
Less: Stock-based compensation expense	(12,562)	(11,286)
Less: Employer payroll taxes on employee stock transactions	(2,057)	(965)
Non-GAAP general and administrative	$30,671	$30,070

Reconciliation of operating (loss) income and operating margin
GAAP operating income (loss)	$11,996	$(34,970)
Plus: Stock-based compensation expense	135,033	112,728
Plus: Amortization of acquired intangibles	2,232	2,219
Plus: Employer payroll taxes on employee stock transactions	15,221	6,393
Non-GAAP operating income	$164,482	$86,370
GAAP operating margin	2%	(7)%
Non-GAAP operating margin	27%	18%

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of net income (loss)
GAAP net income (loss)	$42,631	$(24,086)
Plus: Stock-based compensation expense	135,033	112,728
Plus: Amortization of acquired intangibles	2,232	2,219
Plus: Employer payroll taxes on employee stock transactions	15,221	6,393
Plus: Amortization of issuance costs	850	845
Non-GAAP net income before non-GAAP tax adjustments	$195,967	$98,099
Income tax effects and adjustments (1)	38,345	17,708
Non-GAAP net income after Non-GAAP tax adjustments	$157,622	$80,391
Net income per share before non-GAAP tax adjustments - basic	$0.59	$0.31
Net income per share before non-GAAP tax adjustments - diluted	$0.55	$0.28

Net income per share after Non-GAAP tax adjustments - basic	$0.48	$0.25
Net income per share after Non-GAAP tax adjustments - diluted	$0.44	$0.23

Shares used in non-GAAP net income per share calculations:
Basic	331,806	319,286
Diluted	355,979	345,934

1)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$212,270	$133,787
Less: Purchases of property and equipment	(14,158)	(8,739)
Less: Capitalized software development costs	(11,365)	(8,711)
Free cash flow	$186,747	$116,337
Free cash flow margin	31%	24%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.